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          [Letterhead of Walz, Deihm, Geisenberger, Bucklen & Tennis]

                                                                    EXHIBIT 23.4


                      CONSENT OF INDEPENDENT ACCOUNTANTS



As independent accountants, we hereby consent to the incorporation by reference in this Form S-3 Registration Statement of our report dated February 18, 1997, on the financial statement of Wickersham Printing Company, Inc. included in the Eastwind Group, Inc.'s Form 8-K/A filed on June 2, 1997.

                                /s/ Walz, Deihm, Geisenberger, Bucklen & Tennis


                                     WALZ, DEIHM, GEISENBERGER,
                                        BUCKLEN & TENNIS, P.C.
                                   Certified Public Accountants

Lancaster, Pennsylvania
August 28, 1997